EXHIBIT 23


                 LIVE ENTERTAINMENT INC. AND SUBSIDIARIES

                      CONSENT OF INDEPENDENT AUDITORS







                      Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 and S-3 No. 33-30862 and No. 33-38902, respectively) pertaining to the 1988 Stock Option and Stock Appreciation Rights Plan, and in the Registration Statement (Form S-8 No. 33-34489) pertaining to the LIVE Incentive Savings Plan of LIVE Entertainment Inc. and in the Related Prospectuses of our report dated March 15, 1995, with respect to the consolidated financial statements and schedule of LIVE Entertainment Inc. included in the Annual Report (Form 10-K) for the year ended
December 31, 1994.




                                                  Ernst & Young LLP



Century City
Los Angeles, California
March 15, 1995